UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2012, Terra Tech Corp. (formerly named, “Private Secretary, Inc.”) , a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger dated February 9, 2012 (the “Agreement and Plan of Merger”), by and among the Company, TT Acquisitions, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“TT Acquisitions”), and GrowOp Technology Ltd., a Nevada corporation (“GrowOp Technology”).

Under the terms and conditions of the Agreement and Plan of Merger, the Company sold 33,998,50 shares of common stock of the Company in consideration for all the issued and outstanding shares in GrowOp Technology.  The effect of the issuance is that GrowOp Technology shareholders now hold approximately 41.46% of the issued and outstanding shares of common stock of the Company.  Separately, TT Acquisitions merged with GrowOp Technology, with the effect that GrowOp Technology is a wholly-owned subsidiary of the Company.  Articles of Merger, effecting the merger of GrowOp Technology and TT Acquisitions, were filed with the Secretary of State of the State of Nevada on February 9, 2012.

GrowOp Technology was founded in March 2010, in Oakland, California.  GrowOp Technology’s business (now the principal business of Terra Tech) is the integration of best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture.  We work closely with expert horticulturists, engineers, and scientists, to develop and manufacture advanced proprietary products for the hydroponic industry.  Our products are utilized by Fortune 500 companies, horticulture enthusiasts, local urban farmers, and green house growers.  We believe that the emerging trend of urban and indoor agriculture has fostered an entrepreneurial push by companies to bring their concept to market.  Many of these companies lack both the intellectual resources and manufacturing capabilities to bring their idea to fruition. That is where Terra Tech is positioned. We have the team and the resources to help bring indoor cultivation designs from concept to production.  Our products can be found through specialty retailers throughout the United States.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, on we completed the acquisition of GrowOp Technology Ltd. pursuant to the Agreement and Plan of Merger. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Agreement and Plan of Merger are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the transactions contemplated by the Agreement and Plan of Merger .  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Agreement and Plan of Merger ).  The information provided below relates to the combined operations of the Company after the acquisition of GrowOp Technology, except that information relating to periods prior to the date of the reverse acquisition only relate to GrowOp Technology and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated as Private Secretary, Inc. on July 22, 2008 in the State of Nevada. From inception until we completed our reverse acquisition of GrowOp Technology, the principal business of the Company originally was to develop a software program that would allow for automatic call processing through VoIP technology.  On January 27, 2012, the Company filed an amendment to its Articles of Incorporation changing its name to Terra Tech Corp. During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market. As a result of the merger with GrowOp Technology, on February 9, 2012 we ceased our prior operations and we are now a holding company and our wholly owned subsidiary engages in the design, marketing and sale of hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture.

Reverse Acquisition of GrowOp Technology

On February 9, 2012, we completed a reverse acquisition transaction through a reverse-triangular merger with GrowOp Technology whereby we acquired all of the issued and outstanding shares of GrowOp Technology in exchange for (i) 33,998,520 shares of our common stock, (ii) 100 shares of to-be-created Series A Preferred Stock, convertible into shares of common stock on a one-for-one basis, and 14,750,000 shares of  to-be-created Series B Preferred Stock convertible into shares of common stock on a 1-for-5.384325537 basis, which represents approximately 50.3% of our total shares outstanding, assuming the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock into shares of common stock), immediately following the closing of the transactions contemplated by the Agreement and Plan of Merger.  As a result of the transactions contemplated by the Agreement and Plan of Merger , GrowOp Technology became our wholly-owned subsidiary.

The merger transaction with GrowOp Technology was treated as a reverse acquisition, with GrowOp Technology as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of GrowOp Technology.

Overview of GrowOp Technology

Through our wholly owned subsidiary, we are a hydroponic equipment design, marketing and sales company headquartered in Irvine, California. We were established in March 2010 and currently operating in Irvine and Oakland, California.

GrowOp Technology’s revenue was approximately $573,794 for the period from March 16, 2010 (Inception) to the fiscal year ended December 31, 2010 and $630,329 for the nine months ended September 30, 2011.  GrowOp Technology’s net loss was approximately $579,986 for the period from March 16, 2010 (Inception) to the year ended December 31, 2010, and its net loss was net loss was approximately $605,404 for the period from nine months ended September 30, 2011.

Organization & Subsidiaries

We have one operating subsidiary, GrowOp Technology Ltd.

Service and Program

Terra Tech with its subsidiary GrowOp Technology Ltd. are integrating best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture. We work closely with expert horticulturists, engineers, and scientists, to develop and manufacture advanced proprietary products for the hydroponic industry. Our products are utilized by Fortune 500 companies, horticulture enthusiasts, local urban farmers, and green house growers.The emerging trend of urban and indoor agriculture has fostered an entrepreneurial push by companies to bring their concept to market. Many of these companies lack the both the intellectual resources and manufacturing capabilities to bring their idea to fruition. That is where Terra Tech is positioned. We have the team and the resources to help bring indoor cultivation designs from concept to production. Our products can be found through specialty retailers throughout the United States.

Marketing Strategy

We operate in 2 distinct markets:

Commercial AG - Commercial agriculture is beginning to migrate to controlled indoor environments. Every year the US loses significant portions of its fertile agricultural land due to urbanization. In an effort to sustain our population cultivation is moving both indoors as well as vertical. Indoor cultivation allows urban farmers to have multiple harvests throughout the year while maximizing their production of healthy and nutrient dense fruits and vegetables. For example, our research indicates that over 40% of all fresh tomatoes sold in U.S. retail stores are now greenhouse grown. We work with you to help design, develop and manufacture cultivation system which will both maximize you space and mitigate your energy costs. From rooftop/vertical hydroponic and aeroponic systems to custom designed greenhouse management systems Terra Tech is continually developing products and working with strategic partners, like Bayer Crop Sciences, to continually capture market share of this growing industry.  We plan to expand our business in this segment by increasing our product lineup as well as our manufacturing capabilities in an effort to keep pace with the growth of the market.  We will be budgeting additional capital for R&D as well as hiring a sales force specializing in the commercial market.

Retail AG –Through our retail subsidiary GrowOp Technology Ltd. (www.growopltd.com) we design and manufacture an advanced and affordable line of horticulture equipment for the discerning grower. We have created a product line of affordable and hi quality hydroponic cultivation equipment for the wholesale market.  We intend to continue to add SKU’s as well as sales force to service the blossoming hydroponic retail market.  Our intention is to replicate the 12,000 square foot facility we operate out of Oakland, California in other prime markets including Colorado and Michigan.  We are budgeting for warehouse space, management as well other general labor to operate these additional facilities.

In addition to our organic growth through Terra Tech's commercial manufacturing and GrowOp Technology's retail brand we intend to acquire to accelerate growth.  We are focused on well-positioned market participants that have a competitive advantage in their respective segment in addition to generating strong operating cash flow.

Competition

The Company has identified a market opportunity for our product in the hydroponic equipment industry. Big competitors may enter this sector with superior products, conditions and benefits. This would infringe on our anticipated customer base, have an adverse affect upon our business and the results of our operations.

Growth Strategy

Our rollup Strategy:

●
Fragmented market consists of smaller scale inefficient manufacturers and distribution companies. With our brand recognition and experienced management team we can maximize productivity, provide economies of scale and increase profitability through our public market vehicle.

●	Acquiring unique products and niche players where barriers to entry are high and margins are robust providing them with a broader outlet for their products
●	Second stage-Acquire multiple production facilities to capture the market vertical from manufacturing to production up to retail.

Intellectual Property

We do not own any intellectual property, patents or trademarks.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals for any of our products.

Employees

As of the date hereof, we have approximately 7 employees who work full-time.

DESCRIPTION OF PROPERTIES

We do not own any real estate or other physical properties material to our operations. We operate from leased space. Our executive offices are located at 18101 Von Karman, Third Floor, Irvine, California 92612, and our telephone number is (855) 447-6967.  We operate our manufacturing and distribution facility at 5401-C San Leandro Street, Oakland, California 94601.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to the Company’s Business

The effects of the recent global economic slowdown may continue to have a negative impact on our business, results of operations or financial condition.

The recent global economic slowdown has caused disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy, and declining consumer and business confidence, which has led to decreased levels of consumer spending. These macroeconomic developments have and could continue to negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce our service fees. If the global economic slowdown continues for a significant period or continues to worsen, our results of operations, financial condition, and cash flows could be materially adversely affected.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to open more clinical treatment centers and use a variety of advertising channels to increase our exposure among prospective patients. We cannot assure you that we will be able to successfully overcome the obstacles and successfully open more treatment centers. Our inability to implement these growth strategies successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our production lines and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

Our future success also depends upon our continuing ability to attract and retain highly qualified personnel. Expansion of our business and the management and operation will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industries is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our future success is dependent, in part, on the performance and continued service of Derek Peterson, our President and Chief Executive Officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Derek Peterson., our President and Chief Executive Officer, and Chairman of the Board of Directors. Without their continued service, we may be forced to interrupt or eventually cease our operations. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We may incur significant costs to be a public company to ensure compliance with U.S corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officers and directors have significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Our officers and directors currently own approximately 56% of our outstanding common stock, and through the ownership of preferred stock, have approximately 99.9% of shareholder voting power, and thus significant control over shareholder matters, such as election of directors, amendments to its Articles of Incorporation, and approval of significant corporate transactions; as a result, the Company’s minority shareholders will have little or no control over its affairs.

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies.  We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights.  However, not all of these measures may apply or may afford only limited protection.  Our failure to adequately protect our proprietary rights may adversely affect our operations.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary.  Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws.  Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

●	enforce intellectual property rights;
●	protect our trade secrets;
●	determine the validity and scope of the rights of others; or
●	to defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs, including treble damages if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology, and the diversion of resources and management’s attention.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may results in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the Over-the-Counter Bulletin Board, our shares of common stock does not traded and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the Commission’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal year ended December 31, 2010, and for the nine months ended September 30, 2011, should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “GrowOp Technology” are to the consolidated business of GrowOp Technology.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of GrowOp Technology

On February 9, 2012, we completed a reverse acquisition transaction through a merger with GrowOp Technology whereby we acquired all of the issued and outstanding shares of GrowOp Technology in exchange for 33,998,520 shares of our common stock, which represented approximately 41.4% of our total shares outstanding immediately following the closing of the transaction. As a result of the reverse acquisition, GrowOp Technology became our wholly owned subsidiary and the former shareholders of GrowOp Technology became our controlling stockholders. The share exchange transaction with GrowOp Technology was treated as a reverse acquisition, with GrowOp Technology as the acquiror and the Company as the acquired party.

GrowOp Technology was incorporated under the laws of the State of Nevada on March 16, 2010. GrowOp Technology Ltd. are integrating best of breed hydroponic equipment with proprietary technology to create sustainable solutions for the cultivation of indoor agriculture. We work closely with expert horticulturists, engineers, and scientists, to develop and manufacture advanced proprietary products for the hydroponic industry. Our products are utilized by Fortune 500 companies, horticulture enthusiasts, local urban farmers, and green house growers.The emerging trend of urban and indoor agriculture has fostered an entrepreneurial push by companies to bring their concept to market. Many of these companies lack the both the intellectual resources and manufacturing capabilities to bring their idea to fruition. That is where Terra Tech is positioned. We have the team and the resources to help bring indoor cultivation designs from concept to production. Our products can be found through specialty retailers throughout the United States.

Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	Nine Months Ended September 30, 2011	March 16, 2010 (Inception) to December 31, 2010
Revenue	$630,329	$573,794
Cost of Goods Sold	$410,310	$689,818
Total Current Liabilities	$559,569	$272,143
Total Expenses	$586,166	$578,013
Net Loss	$(605,404)	$(579,986)

Nine Months Ended September 30, 2011 and the Period from March 16, 2010 (Inception to Year Ended December 31, 2010

Revenue

Revenues for the nine months ended September 30, 2011 were $630,329, compared with $573,794 for the period from March 16, 2010 (Inception) until the fiscal year ended December 31, 2010.

Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2011 was $410,310 compared with $689,818 for the period from March 16, 2010 (Inception) until the fiscal year ended December 31, 2010.

Total Current Liabilities

Total current liabilities for the nine months ended September 30, 2011 were $559,569, compared with $272,143 for the period from March 16, 2010 (Inception) until the fiscal year ended December 31, 2010.

Total Expenses

Total expenses for the nine months ended September 30, 2011 were $586,166 compared with $578,013 for the the period from March 16, 2010 (Inception) until the fiscal year ended December 31, 2010.

Net loss

For the nine months ended September 30, 2011, the Company experienced a loss of $605,404 compared with a net loss of $579,986 for the fiscal year ended December 31, 2010..

Liquidity and Capital Resources

As of September 30, 2011, we had cash and cash equivalents of approximately $22,706

Currently we have no material commitments for capital expenditures as of the end of the nine months ending September 30, 2011. We historically sought and continue to seek financing from private sources to move our business plan forward. In order to satisfy the financial commitments, we rely upon private party financing that has inherent risks in terms of availability and adequacy of funding.

For the next twelve months, we anticipate that our revenues will be adequate to provide the minimum operating cash requirements to continue as a going concern. We may require additional capital investments or borrowed funds to meet cash flow projections and carry forward our business objectives. There can be no guarantee or assurance that we can raise adequate capital from outside sources. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of June 30, 2011 and December 31, 2010, the Company has a working capital deficit of $311,357 and $88,438, and an accumulated deficit of $1,185,390 and $579,986.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or by merging with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The Company is funding its initial operations through operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1–	Quoted prices in active markets for identical assets or liabilities.

Level 2–
Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3–	Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Accounts Receivable

The Company reviews all outstanding accounts receivable for collectability on a quarterly basis.  An allowance for doubtful accounts is recorded for any amounts deemed uncollectable.  The Company does not accrue interest receivable on past due accounts receivable.  There was no allowance at December 31, 2010 and September 30, 2011.

Prepaid Inventory

Prepaid inventory represents deposits made to foreign manufacturers for purchase orders of specific inventory.

Notes receivable

Notes receivable due from customers are unsecured loans which assist with the purchase of products.  The notes range from twelve to eighteen months and bear interest at the annual rates of 4% to 9%.  A corresponding reserve is established for any uncollectable interest.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets: 3-8 years for machinery and equipment, leasehold improvements are amortized over the shorter of the estimated useful lives or the underlying lease term.  Repairs and maintenance expenditures which do not extend the useful lives of related assets are expensed as incurred.

Revenue Recognition

Revenue is recognized net of discounts, rebates, promotional adjustments, price adjustments and estimated returns and upon transfer of title and risk to the customer which occurs at shipping (F.O.B. terms).   Upon shipment, the Company has no further performance obligations and collection is reasonably assured as the majority of sales are paid for prior to shipping.

Cost of Goods Sold

During the period ended December 31, 2010 there were cost over runs incurred in the retro fitting of trailers.  These cost over runs caused the Company to have a negative gross margin.  Management decided to change the focus of the business in late 2010 to designing, manufacturing and selling hydroponic equipment where favorable gross margins are achieved.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company’s income tax return.  Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  The Company has incurred net operating losses for financial-reporting and tax-reporting purposes.  Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the nine months ended September 30, 2011, and for the period of inception, March 16, 2010 to December 31, 2010.

Loss Per Common Share

Net loss per share, in accordance with the provisions of ASC 260, “Earnings Per Share” is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period.  During a loss period, the effect of the potential exercise of stock options, warrants, convertible preferred stock and convertible debt are not considered in the diluted income (loss) per share calculation since the effect would be anti-dilutive.  The results of operations were a net loss for the nine months ended September 30, 2011 and for the period of inception, March 16, 2010 to December 31, 2010, therefore the basic and diluted weighted average common shares outstanding were the same.

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-02 - Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts Non-controlling Interests in Consolidated Financial Statements. If an entity has previously adopted Non-controlling Interests in Consolidated Financial Statements as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted Non-controlling Interests in Consolidated Financial Statements. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, FASB issued ASU No. 2010-06 - Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

In September 2009, the FASB issued Accounting Standards Update No. 2009-08 Earnings Per Share - Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99 Earnings per share, based on EITF Topic D-53 Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42 The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The adoption of this ASU did not have a material impact on our financial statements, results of operations or cash flows.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 Fair Value Measurement and Disclosures Topic 820 - Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10 Fair Value Measurements and Disclosures - Overall for the fair value measurement of liabilities. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a) the quoted price of the identical liability when traded as an asset b) quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this ASU did not have a material impact on our financial statements, results of operations or cash flows.

In June 2009, the FASB issued standards that establish only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”), which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We have begun to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on our financial statements.

In May 2009, the FASB issued standards that require management to evaluate subsequent events through the date the financial statements are either issued, or available to be issued. Companies are required to disclose the date through which subsequent events have been evaluated. This standard is effective for interim or annual financial periods ending after June 15, 2009. The Company evaluated its September 30, 2011 financial statements for subsequent events through December 19, 2011, the date the financial statements were available to be issued. Other than the events in Note 18, the Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

In April 2009, the FASB issued standards that require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This standard also requires those disclosures in summarized financial information at interim reporting periods. This standard applies to all financial instruments within the scope of Statement 107 held by publicly traded companies, as defined by APB 28, and requires that a publicly traded company include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material impact on our financial statements, results of operations or cash flows.

In April 2009, the FASB issued standards that provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This standard is effective for interim and annual periods ending after June 15, 2009. The adoption of this standard did not have a material impact on our financial statements, results of operations or cash flows.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 18101 Von Karman, Third Floor, Irvine, California 92612.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)
Common Stock	Derek Peterson	2,246,131	(2)	* %
Common Stock	Amy Almsteier	88,570,770	(3)	54.8%
Common Stock	Michael A. Nahass	54,000		*
Common Stock	Edward Piatt	30,000		*
All directors and executive officers as a group (4 persons)		19,500,000		54.8%

(1) As of February 9, 2012 immediately after the closing of acquisition of GrowOp Technology, we have 161,417,422 shares of common stock outstanding.  100 of such shares are reserved for issuance for the conversion of 100 shares of Series A Preferred Stock and 79,418,802 shares of Series B Preferred Stock into shares of common stock.

(2) 1,346,131 shares of which are immediately convertible from to-be-created Series A Preferred Stock and Series B Preferred Stock.  Mr. Peterson disclaims any beneficial ownership interest in the shares of common stock, Series A Preferred Stock and Series B Preferred Stock held by his spouse, Amy Almsteier.  Such shares of Series A Preferred Stock and Series B Preferred Stock are immediately issuable to Mr. Peterson pursuant to the Agreement and Plan of Merger.

(3) 78,072,670 shares of which are immediately convertible from to-be-created Series A Preferred Stock and Series B Preferred Stock.  Ms. Almsteier disclaims any beneficial ownership interest in the shares of common stock, Series A Preferred Stock and Series B Preferred Stock held by her spouse, Derek Peterson.  Such shares of Series A Preferred Stock and Series B Preferred Stock are immediately issuable to Ms. Almsteier pursuant to the Agreement and Plan of Merger.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions
Derek Peterson	37	President and Chief Executive Officer, and Chairman of the Board of Directors
Amy Almsteier	30	Secretary, Treasurer and Director
Michael A. Nahass	46	Director
Edward Piatt	32	Director

Derek Peterson
President and Chief Executive Officer, Chairman of the Board of Directors

Derek Peterson has served as our President and Chief Executive Officer, and Chairman of the Board of Directors, since February 9, 2012.  Mr. Peterson began his career in finance with Crowell, Weedon & Co, the largest independent broker-dealer on the West Coast.  In his 6 years there, Mr. Peterson became a partner and Branch supervisor where he was responsible for sales of over $10 Million.  Mr. Peterson was offered an opportunity to build a southern Orange County presence for Wachovia Securities, where he became a 1st Vice President and Branch Manager for their Mission Viejo Location. He was instrumental in growing that office from the ground up, into the $15 million dollar office it is today.  After his term at Wachovia, Mr. Peterson accepted an opportunity for a Senior Vice President position with Morgan Stanley Smith Barney, where he and his team oversaw combined assets of close to $100 Million. In addition, he has also been involved in several public and private equity financings, where he has personally funded several projects from Angel to Mezzanine levels.  Mr. Peterson is a CFP® Professional and holds his Series 7, General Securities Sales Supervisor Series 9 and 10, National Commodity Futures Series 3, Series 65 and California Insurance License.  Mr. Peterson holds a degree in Business Management from Pepperdine University.

Amy Almsteier
Secretary, Treasurer, and Director

Ms. Almsteier has served as our Secretary, Treasurer and a Director since February 9, 2012.  Ms. Almsteier began her career running a commercial and residential remodeling firm based in Orange County, California.  She has spent the last decade working in the design industry where she morphed into a commercial “green” consultant focusing on space planning and commercial design using renewable and recycled materials and systems.  She has become an expert in renewable energy solutions including solar, natural gas and reverse osmosis systems.  She has worked with hundreds of clients in an effort to build and design award winning projects with the lowest possible carbon footprint.  Ms. Almsteier graduated with a Bachelor's of Science in Design from University of Nebraska Lincoln’s College of Architecture and studied abroad at American Intercontinental University in London, England.

Michael Nahass
Director

Mr. Nahass has served as a Director since January 26, 2012.  Mr. Nahass also served as our President, Secretary and Treasurer from January 26, 2012 until February 9, 2012.  Since August 2011, Mr. Nahass, age 46, has served as Managing Director of Arque Capital, Ltd., of Irvine, California. From September 2009 until August 2011, Mr. Nahass was a Partner, and served as Managing Director/COO of, NMS Capital Asset Management, Inc. (“NMS Capital”). Additionally, while at NMS Capital, Mr. Nahass served as Chief Portfolio Manager of the NMS Platinum Funds, LLC. From February 1995 until April 2007, Mr. Nahass was employed in various positions at Morgan Stanley, where his last position was Senior Vice President and Complex Manager, where he directly managed over 200 financial advisors with approximately $20 billion in assets under management. With over 20 years of financial services experience, Mr. Nahass has been and is responsible for private client services, business development, regulatory compliance and strategic development. Mr. Nahass holds a B.S. in Business Administration (1988) from Fairleigh Dickenson University. In addition he also holds NASD Series 3 (National Commodity Futures), Series 7 (General Securities Representative), Series 8 (Supervisory), Series 31 (Managed Futures) and Series 65 (Investment Advisor Representative) licenses. On May 13, 2009, Mr. Nahass filed a petition for bankruptcy in the United States Bankruptcy Court for the Central District of California, Case No. 8:09-bk 14465-TA. The discharge date was August 17, 2011.

Edward Piatt
Director

Mr. Piatt has served as a Director since February 9, 2012.  Edward Piatt is an experienced, LEED Accredited Architect currently working in San Francisco, California. He received his Bachelors of Science in Design (2002) and his Masters of Architecture (2004) from the University of Nebraska, Lincoln.  Edward has worked in Los Angeles, New York and San Francisco, where he gained experience in all phases of projects, from conceptual design through construction, documentation and administration.  Current and recent projects include Yahoo! Corporate Headquarters; Lawrence Berkeley National Laboratory-New General Purpose Lab; Princeton University Campus Master Plan and Creative Performing Arts Initiative; Kaohsiung International Competition; and many other notable projects in commercial, retail, higher education, and industrial/ product design.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

Derek Peterson, our President and Chief Executive Officer, and Chairman of the Board of Directors is the spouse of Amy Almsteier, our Secretary, Treasurer and a Director and significant stockholder.  There are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2011 and 2010.

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Non-qualified deferred compensation ($)	All other compensation ($)	Total ($)
Maureen Cotton, President, Chief Financial	2011	0	0	0	0	0	0	0	0
Officer, Secretary, Treasurer and Director (1)	2010	0	0	0	0	0	0	0	0

(1) Served as Director from July 22, 2008, until resigning as Director on January 26, 2012.  Appointed President, Chief Financial Officer, Secretary, Treasurer and Director on July 30, 2008.   Resigned as President, Chief Financial Officer, Secretary, Treasurer and Director on January 26, 2012.

There has been no cash payment paid to the executive officers for services rendered in all capacities to us for the period ended December 31, 2010. There has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended December 31, 2010.

Option Grants

We had no outstanding equity awards as of the end of fiscal 2011.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during fiscal 2011 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2011 under any long-term incentive plan.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We do not have employment agreement with our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

During the fiscal year 2011, there were no material transactions between the Company and any Officer, Director or related party and the Company other than as described herein. None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

- The officers and directors;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
- Any relative or spouse of any of the foregoing persons who have the same house as such person.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On March 29, 2011, Dhar Mann and WeGrow Garden Supply LLC filed an Individual and Corporate Complaint for: 1.  Breach of Contract;  2. Fraud;  3. Breach of Fiduciary Duty;  and 4. Conversion in the Superior Court of the State of California, Alameda County, File No. RG11568327 (the “Dhar Mann Complaint”), against GrowOp Technology Lts. alleging, among other things, that Mr. Mann is a 37.5% owner of GrowOp since May 23, 2010 and claiming damages of approximately $2,200,000 in connection with a purported agreement to sell Mr. Mann shares of Common Stock of GrowOp amounting to 37.5% of the issued and outstanding shares of Common Stock of GrowOp.  Mr. Mann is also seeking an order from the court prohibiting GrowOp from selling any securities or becoming a public company.  GrowOp denies, among other things in the Dhar Mann Complaint, the existence of a purported agreement to sell Mr. Mann shares of Common Stock of GrowOp amounting to 37.5% of the issued and outstanding shares of Common Stock of GrowOp or the damages owed. GrowOp does not believe this litigation will have a material effect on its business objectives or the Offering.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “PVST.” On February 13, 2012, our ticker symbol will change to "TRTC." The table below sets forth the high and low bid prices for our common stock for the period indicated as reported on the OTCBB website.

	Common Stock Market Price
Financial Quarter Ended	High ($)	Low ($)
December 31, 2011	0.00	0.00
September 30, 2011	0.00	0.00
June 30, 2011	0.00	0.00
March 31, 2011	0.00	0.00
December 31, 2010	0.00	0.00

As of February 10, 2012, there were approximately 81,998,520 shares of our common stock were issued and outstanding. The Company also has issued and outstanding warrants to purchase 941,400 shares of common stock at a purchase price of $2.00 per share, and warrants to purchase 100,000 shares of common stock at a purchase price of $2.75 per share.  All such warrants have terms of four years, the latest of which expires on or about October 31, 2015, were assumed by the Company from GrowOp Technology pursuant to the Agreement and Plan of Merger.

Holders

As of February 10, 2012, there were approximately 192 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 375,000,000 shares of common stock, par value $0.001 per share, of which 350,000,00 are shares of common stock and 25,000,000 shares have been designated as “blank check” preferred stock. As of February 10, 2012 there were 81,998,520 shares of our common stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

The Company is authorized to issue up to 25,000,000 shares of its Preferred Stock. As of the date of this Memorandum, the Company has no shares of its Preferred Stock issued or outstanding. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Common Stock Warrants

The Company also has issued and outstanding warrants to purchase 941,400 shares of common stock at a purchase price of $2.00 per share, and warrants to purchase 100,000 shares of common stock at a purchase price of $2.75 per share.  All such warrants have terms of four years, the latest of which expires on or about October 31, 2015, were assumed by the Company from GrowOp Technology pursuant to the Agreement and Plan of Merger.

Transfer Agent and Registrar

The Transfer Agent for our common stock is West Coast Stock Transfer at 2010 Hancock Street, Suite A, San Diego, California 92210, and their telephone number is (619) 664-4780.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.
Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Other than the change of auditor that occurred on November 5, 2009 and is disclosed in the Current Report on Form 8-K/A filed on January 4, 2010, we have had no other changes to our certified independent accountants within the past two fiscal years.

Item 3.03 Material Modification to Rights of Security Holders

Amendment To The Articles Of Incorporation Creating “Blank Check” Preferred Stock.

On January 26, 2012 the Board of Directors, and on January 26, 2012, the majority of voting power held by our stockholders, approved the filing of an amendment to our Articles of Incorporation to authorize the creation of 25,000,000 shares, designated as our Preferred Stock (the “Amendment”).  The Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

Reasons for the Creation of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Amendment will create 25,000,000 authorized shares of “blank check” Preferred Stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such “blank check” Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our  stockholders.  Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders.  The Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

Anti-Takeover Effects

The Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.   The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amendment shall be effective on February 26, 2012.  Under the laws of Nevada, the Amendment was effective on January 27, 2012, when the Secretary of State of the State of Nevada accepted for filing a Certificate of Amendment to the Company’s Articles of Incorporation, creating the “blank check” Preferred Stock.

Item 3.02  Unregistered Sales of Equity Securities.

On February 9, 2012, at the closing of the Agreement and Plan of Merger, we issued an aggregate of 33,998,520 shares of our common stock to the former stockholders of GrowOp Technology, and as a result GrowOp Technology is now a wholly owned subsidiary of the Company.  The company offered and sold the shares in reliance on the exemption from registration pursuant to Section 4(2) of Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.01  Changes in Control of Registrant.

Pursuant to the term and conditions of the Agreement and Plan of Merger, on February 9, 2012, Derek Peterson, Amy Almsteier and Edward Piatt were appointed to the Board of Directors, with Mr. Peterson being the Chairman of the Board of Directors.  Michael A. Nahass, the sole director and officer of the Company immediately prior to the closing of the Agreement and Plan of Merger on February 9, 2012, is remaining as a director of the Company.  Mr. Nahass, however, resigned as President, Secretary and Treasurer of the Company on February 9, 2012, and on that same date the Board of Directors appointed Mr. Peterson as the Company’s President and Chief Executive Officer, and appointed Ms. Almsteier as the Company’s Secretary and Treasurer.  Mr. Peterson and Ms. Almsteier are husband and wife.

On February 9, 2012, we issued 33,998,520 shares of common stock to the former shareholders of GrowOp Technology. in exchange for all of the outstanding shares of GrowOp Technology.  As such, immediately following the closing of the Agreement and Plan of Merger on February 9, 2012, the former shareholders of the Company held approximately 58.5% of our shares of common stock, but such shareholders will not, in the aggregate, have shareholder voting control of the Company.

Shareholder voting power, however, will be held by Ms. Almsteier, as provided by the Agreement and Plan of Merger.  Ms. Almsteier will be issued 14,500,000 shares, and Mr. Peterson will be issued 250,000 shares of Series B Preferred Stock, each share of which will vote with the common stock of the Company, be equal to 100 votes of common stock and be convertible into shares of common stock of the Company and a 1-for-5.384325537.

In addition, each of Ms. Almsteier and Mr. Peterson will be issued 50 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has.  The holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect three (3) directors (the “Series A Directors”).  The holders of the Series A Preferred Stock may waive their rights to elect such three (3) directors at any time and assign such right to the board of directors to elect such directors; and (b) the holders of a majority of the shares of common stock represented at a duly called special or annual meeting of such shareholders or by an action by written consent for that purpose shall be entitled to elect two (2) directors.

So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1)   amend our Articles of Incorporation or Bylaws;

(2)   change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3)   reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4)   authorize or effect any transaction constituting a Liquidation Event (as defined in this subparagraph) under these Articles, or any other merger or consolidation of the Company. For purposes of these Articles, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Company, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5)   increase or decrease the size of the Board of Directors as provided in the Bylaws of the Company or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6)   declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7)   redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8)   amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

             (9)   replace the President and/or Chief Executive Officer of the Company (unless approved by the Board of Directors including the Series A Directors); or

             (10)   transfer assets to any subsidiary or other affiliated entity.

The Company anticipates issuing the shares of Series A Preferred Stock and Series B Preferred Stock to Mr. Peterson and Ms. Almsteier on or about February 26, 2012.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 26, 2012 the Board of Directors, and on January 26, 2012 and the majority of voting power held by our stockholders, approved an amendment to our Articles of Incorporation to effect a change of our name from “Private Secretary, Inc.” to “Terra Tech Corp.” (the “Name Change”).  Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Name Change shall be effective on February 26, 2012.

The Financial Industry Regulatory Authority (“FINRA”) has notified the Company that the Name change will take effect with FINRA on February 13, 2012.   FINRA will also a to-be-determined new ticker symbol for the Company’s shares of common stock quoted on the Over-the-Counter Bulletin Board.  Under the laws of Nevada

Under the laws of Nevada, the Name Change was effective on January 27, 2012, when the Secretary of State of the State of Nevada accepted for filing a Certificate of Amendment to the Company’s Articles of Incorporation, effecting the Name Change. Effective February 13, 2012, our ticker symbol will be "TRTC."

A description of an amendment to our Articles of Incorporation to effect the creation of “blank check” Preferred Stock contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.06 Change in Shell Company Status

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosure is incorporated herein by reference.  On February 9, 2012, we entered into the Agreement and Plan of Merger, and Articles of Merger, effecting the merger of GrowOp Technology with and into TT Acquisitions, a wholly owned subsidiary of the Company,  were filed with the Secretary of State of the State of Nevada on February 9, 2012.   As a result of the consummation of the transactions contemplated by the Agreement and Plan of Merger, GrowOp Technology Ltd. became our wholly-owned operating subsidiary and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events

On February 10, 2012, Maureen Cotton, a stockholder of the Company, redeemed 199,999,950 shares of common stock held by her, with the Company, in exchange for $10.  The Company canceled all 199,999,950 shares and returned them to the authorized shares of common stock of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference are the Audited Financial Statements for the year ended December 31, 2010 for GrowOp Technology Ltd.

Filed herewith as Exhibit 99.2 to this Form 8-K and incorporated herein by reference are the Unaudited Financial Statements for the nine months ended September 30, 2011 for GrowOp Technology Ltd.

(b) Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Form 8-K and incorporated herein by reference is unaudited pro forma combined financial information of Terra Tech Corp. and its wholly owned subsidiary, GrowOp Technology Ltd.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Merger dated February 9, 2012, by and among Terra Tech Corp., a Nevada corporation, TT Acquisitions, Inc., a Nevada corporation, and GrowOp Technology Ltd., a Nevada corporation
2.2	Articles of Merger
3.1	Certificate of Amendment to Articles of Incorporation
10.1	Standard Sublease dated November 15, 2010, by and between the GrowOp Technology Ltd. and Longdo Trucking Corporation
10.2	Stock Redemption Agreement dated February 10, 2012 by and between the Registrant and Maureen Cotton
99.1	Unaudited Financial Statements for the nine months ended September 30, 2011 for GrowOp Technology Ltd. and Audited Financial Statements for the year ended December 31, 2010 for GrowOp Technology Ltd.
99.2	Unaudited Pro Forma Combined Financial Information of Terra Tech Corp. and its Wholly Owned Subsidiary, GrowOp Technology Ltd.*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp.
(Registrant)

Date: February 10, 2012	By:	/s/Derek Peterson
	Name:	Derek Peterson
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger dated February 9, 2012, by and among Terra Tech Corp., a Nevada corporation, TT Acquisitions, Inc., a Nevada corporation, and GrowOp Technology Ltd., a Nevada corporation
2.2	Articles of Merger
3.1	Certificate of Amendment to Articles of Incorporation
10.1	Standard Sublease dated November 15, 2010, by and between the GrowOp Technology Ltd. and Longdo Trucking Corporation
10.2	Stock Redemption Agreement dated February 10, 2012 by and between the Registrant and Maureen Cotton
99.1	Unaudited Financial Statements for the nine months ended September 30, 2011 for GrowOp Technology Ltd. and Audited Financial Statements for the year ended December 31, 2010 for GrowOp Technology Ltd.
99.3	Unaudited Pro Forma Combined Financial Information of Terra Tech Corp. and its Wholly Owned Subsidiary, GrowOp Technology Ltd.*